Snowflake Reports Financial Results for the Second Quarter of Fiscal 2025

•Product revenue of $829.3 million in the second quarter, representing 30% year-over-year growth
•Net revenue retention rate of 127%
•510 customers with trailing 12-month product revenue greater than $1 million
•736 Forbes Global 2000 customers
•Remaining performance obligations of $5.2 billion, representing 48% year-over-year growth
•Authorized the repurchase of an additional $2.5 billion under our stock repurchase program through March 2027

No-Headquarters/BOZEMAN, Mont. - August 21, 2024 - Snowflake (NYSE: SNOW), the AI Data Cloud company, today announced financial results for its second quarter of fiscal 2025, ended July 31, 2024.

Revenue for the quarter was $868.8 million, representing 29% year-over-year growth. Product revenue for the quarter was $829.3 million, representing 30% year-over-year growth. Net revenue retention rate was 127% as of July 31, 2024. The company now has 510 customers with trailing 12-month product revenue greater than $1 million and 736 Forbes Global 2000 customers, representing 28% and 5% year-over-year growth, respectively. Remaining performance obligations were $5.2 billion, representing 48% year-over-year growth. See the section titled “Key Business Metrics” for definitions of product revenue, net revenue retention rate, customers with trailing 12-month product revenue greater than $1 million, Forbes Global 2000 customers, and remaining performance obligations.

"Snowflake delivered another strong quarter, surpassing the high end of our Q2 product revenue guidance and, as a result, we're raising our product revenue guidance for the year," said Sridhar Ramaswamy, CEO of Snowflake. "Product revenue was up 30% year-over-year at $829 million, while remaining performance obligations were $5.2 billion, up 48% year-over-year. The quarter was hallmarked by innovation and product delivery, and great traction in the early stages of our new AI products. With the combination of our platform, the network effect of collaboration and our AI innovations, we have a huge opportunity ahead to deliver even greater value to our customers."

Second Quarter Fiscal 2025 GAAP and Non-GAAP Results:

The following table summarizes our financial results for the second quarter of fiscal 2025:

	Second Quarter Fiscal 2025 GAAP Results			Second Quarter Fiscal 2025 Non-GAAP Results(1)
	Amount (millions)	Year/Year Growth
Product revenue	$829.3	30%

	Amount (millions)	Margin		Amount (millions)	Margin
Product gross profit	$593.7	72%		$633.8	76%
Operating income (loss)	($355.3)	(41%)		$43.7	5%
Net cash provided by operating activities	$69.9	8%	(2)
Free cash flow				$58.8	7%
Adjusted free cash flow				$66.0	8%

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures, and the table titled “GAAP to Non-GAAP Reconciliations” for a reconciliation of GAAP to non-GAAP financial measures.

(2) Calculated as net cash provided by operating activities as a percentage of revenue.

Note: Fiscal year ends January 31. Numbers are rounded for presentation purposes.

Financial Outlook:

Our guidance includes GAAP and non-GAAP financial measures.

The following table summarizes our guidance for the third quarter of fiscal 2025:

	Third Quarter Fiscal 2025 GAAP Guidance		Third Quarter Fiscal 2025 Non-GAAP Guidance(1)
	Amount (millions)	Year/Year Growth
Product revenue	$850 - $855	22%

				Margin
Operating income				3%

			Amount (millions)
Weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders—diluted(2)			359

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures.

(2) The potential impact of future repurchases under our stock repurchase program is not reflected in our guidance for weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders—diluted due to the uncertainty regarding, and the potential variability of, the timing and amount of repurchases.

The following table summarizes our guidance for the full-year fiscal 2025:

	Full-Year Fiscal 2025 GAAP Guidance		Full-Year Fiscal 2025 Non-GAAP Guidance(1)
	Amount (millions)	Year/Year Growth
Product revenue	$3,356	26%

				Margin
Product gross profit				75%
Operating income				3%
Adjusted free cash flow				26%

			Amount (millions)
Weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders—diluted(2)			361

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures.

(2) The potential impact of future repurchases under our stock repurchase program is not reflected in our guidance for weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders—diluted due to the uncertainty regarding, and the potential variability of, the timing and amount of repurchases.

A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. These factors could be material to our results computed in accordance with GAAP. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this release. Our fiscal year ends January 31, and numbers are rounded for presentation purposes.

Stock Repurchase Program

In February 2023, our board of directors authorized a stock repurchase program of up to $2.0 billion of our outstanding common stock. As of July 31, 2024, $491.9 million remained available for future repurchases under the stock repurchase program. In August 2024, our board of directors authorized the repurchase of an additional $2.5 billion of our outstanding common stock under the stock repurchase program and extended the expiration date of the stock repurchase program from March 2025 to March 2027. Repurchases may be effected, from time to time, either on the open market (including via pre-set trading plans), in privately negotiated transactions, or through other transactions in accordance with applicable securities laws.

The timing and amount of any repurchases will be determined by management based on an evaluation of market conditions and other factors. The program does not obligate Snowflake to acquire any particular amount of common stock, and the repurchase program may be suspended or discontinued at any time at Snowflake’s discretion.

Conference Call Details

The conference call will begin at 3 p.m. Mountain Time on August 21, 2024. Investors and participants may attend the call by dialing (833) 470-1428 (Access code: 788782). For investors and participants outside the United States, see global dial-in numbers at https://www.netroadshow.com/events/global-numbers?confId=69019 (Access code: 788782).

The call will also be webcast live on the Snowflake Investor Relations website at https://investors.snowflake.com.

An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days on the Snowflake Investor Relations website.

Investor Presentation Details

An investor presentation providing additional information and analysis can be found at https://investors.snowflake.com.

Statement Regarding Use of Non‑GAAP Financial Measures

We report the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP Product gross profit, Operating income, Net income, Net income attributable to Snowflake Inc., and Net income per share attributable to Snowflake Inc. common stockholders—basic and diluted. Non-GAAP product gross profit, operating income, net income, and net income attributable to Snowflake Inc. are each defined as the respective GAAP measure, excluding, as applicable, the effect of (i) stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, (ii) amortization of acquired intangibles, (iii) expenses associated with acquisitions and strategic investments, (iv) adjustments attributable to noncontrolling interest, and (v) the related income tax effect of these adjustments as well as the non-recurring income tax expense or benefit associated with acquisitions. Non-GAAP product gross margin is calculated as non-GAAP product gross profit as a percentage of product revenue. Non-GAAP operating margin is calculated as non-GAAP operating income as a percentage of revenue. Our non-GAAP net income per share attributable to Snowflake Inc. common stockholders—basic is calculated by dividing non-GAAP net income attributable to Snowflake Inc. by the weighted-average number of shares of common stock outstanding during the period. Our non-GAAP net income per share attributable to Snowflake Inc. common stockholders—diluted is calculated by dividing non-GAAP net income attributable to Snowflake Inc. by the non-GAAP weighted-average number of diluted shares outstanding, giving effect to all potentially dilutive common stock equivalents (stock options, restricted stock units, and employee stock purchase rights under our 2020 Employee Stock Purchase Plan). The potential dilutive effect of outstanding restricted stock units with performance conditions not yet satisfied is included in the non-GAAP weighted-average number of diluted shares at forecasted attainment levels to the extent we believe it is probable that the performance conditions will be met. Amounts attributable to noncontrolling interest were not material for all periods presented. We believe the presentation of operating results that exclude these non-cash or non-recurring items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Free cash flow. Free cash flow is defined as net cash provided by operating activities reduced by purchases of property and equipment and capitalized internal-use software development costs. Cash outflows for employee payroll tax items related to the net share settlement of equity awards are included in cash flow for financing activities and, as a result, do not have an effect on the calculation of free cash flow. Free cash flow margin is calculated as free cash flow as a percentage of revenue. We believe these measures provide useful supplemental information to investors because they are indicators of the strength and performance of our core business operations.

•Adjusted free cash flow. Adjusted free cash flow is defined as free cash flow plus (minus) net cash paid (received) on employer and employee payroll tax-related items on employee stock transactions. Employee payroll tax-related items on employee stock transactions are generally pass-through transactions that are expected to have a net zero impact on free cash flow over time, but that may impact free cash flow in any given fiscal quarter due to differences between the time that we receive funds from our employees and the time we remit those funds to applicable tax authorities. We believe that excluding the effects of these payroll tax-related items will enhance stockholders' ability to evaluate our free cash flow performance, including on a quarter-over-quarter basis. Adjusted free cash flow margin is calculated as adjusted free cash flow as a percentage of revenue. We believe these measures provide useful supplemental information to investors because they are indicators of the strength and performance of our core business operations.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP results.

Key Business Metrics

We monitor our key business metrics, including (i) free cash flow and (ii) the other metrics set forth below to help us evaluate our business and growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts, and assess operational efficiencies. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for the definition of free cash flow. The calculation of our key business metrics may differ from other similarly titled metrics used by other companies, securities analysts, or investors.

•Product Revenue. Product revenue is a key metric for us because we recognize revenue based on platform consumption, which is inherently variable at our customers’ discretion, and not based on the amount and duration of contract terms. Product revenue is primarily derived from the consumption of compute, storage, and data transfer resources by customers on our platform. Customers have the flexibility to consume more than their contracted capacity during the contract term and may have the ability to roll over unused capacity to future periods, generally upon the purchase of additional capacity at renewal. Our consumption-based business model distinguishes us from subscription-based software companies that generally recognize revenue ratably over the contract term and may not permit rollover. Because customers have flexibility in the timing of their consumption, which can exceed their contracted capacity or extend beyond the original contract term in many cases, the amount of product revenue recognized in a given period is an important indicator of customer satisfaction and the value derived from our platform. Product revenue excludes our professional services and other revenue.

•Net Revenue Retention Rate. To calculate net revenue retention rate, we first specify a measurement period consisting of the trailing two years from our current period end. Next, we define as our measurement cohort the population of customers under capacity contracts that used our platform at any point in the first month of the first year of the measurement period. The cohorts used to calculate net revenue retention rate include end-customers under a reseller arrangement. We then calculate our net revenue retention rate as the quotient obtained by dividing our product revenue from this cohort in the second year of the measurement period by our product revenue from this cohort in the first year of the measurement period. Any customer in the cohort that did not use our platform in the second year remains in the calculation and contributes zero product revenue in the second year. Our net revenue retention rate is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity, and we present our net revenue retention rate for historical periods reflecting these adjustments. Since we will continue to attribute the historical product revenue to the consolidated contract, consolidation of capacity contracts within a customer’s organization typically will not impact our net revenue retention rate unless one of those customers was not a customer at any point in the first month of the first year of the measurement period.

•Customers with Trailing 12-Month Product Revenue Greater than $1 Million. To calculate the number of customers with trailing 12-month product revenue greater than $1 million, we count the number of customers under capacity arrangements that contributed more than $1 million in product revenue in the trailing 12 months. For purposes of determining our customer count, we treat each customer account, including accounts for end-customers under a reseller arrangement, that has at least one corresponding capacity contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. We do not include customers that consume our platform only under on-demand arrangements for purposes of determining our customer count. Our customer count is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity, and we present our customer count for historical periods reflecting these adjustments.

•Forbes Global 2000 Customers. Our Forbes Global 2000 customer count is a subset of our customer count based on the 2024 Forbes Global 2000 list. Our Forbes Global 2000 customer count is subject to adjustments for annual updates to the list by Forbes, as well as acquisitions, consolidations, spin-offs, and other market activity with respect to such customers, and we present our Forbes Global 2000 customer count for historical periods reflecting these adjustments.

•Remaining Performance Obligations. Remaining performance obligations (RPO) represent the amount of contracted future revenue that has not yet been recognized, including (i) deferred revenue and (ii) non-cancelable contracted amounts that will be invoiced and recognized as revenue in future periods. RPO excludes performance obligations from on-demand arrangements and certain time and materials contracts that are billed in arrears. Portions of RPO that are not yet invoiced and are denominated in foreign currencies are revalued into U.S. dollars each period based on the applicable period-end exchange rates. RPO is not necessarily indicative of future product revenue growth because it does not account for the timing of customers’ consumption or their consumption of more than their contracted capacity. Moreover, RPO is influenced by a number of factors, including the timing and size of renewals, the timing and size of purchases of additional capacity, average contract terms, seasonality, changes in foreign currency exchange rates, and the extent to which customers are permitted to roll over unused capacity to future periods, generally upon the purchase of additional capacity at renewal.

Use of Forward‑Looking Statements

This release and the accompanying oral presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our performance, including but not limited to statements in the section titled “Financial Outlook.” Words such as “guidance,” “outlook,” “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “plan,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Other than statements of historical fact, all statements contained in this release and accompanying oral presentation are forward-looking statements, including statements regarding (i) our future operating results, targets, or financial position; (ii) our business strategy, plans, or priorities; (iii) the release, adoption, and use of our new or enhanced products, services, and technology offerings, including those that are under development or not generally available; (iv) market size and growth, trends, and competitive considerations; (v) our vision, strategy and expected benefits relating to artificial intelligence, Snowpark, Snowflake Marketplace, the AI Data Cloud, and AI Data Clouds for specific industries, including the expected benefits and network effects of the AI Data Cloud; and (vi) the integration, interoperability, and availability of our products, services, and technology offerings with and on third-party products and platforms, including public cloud platforms.

The forward-looking statements contained in this release and the accompanying oral presentation are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to, those related to our business and financial performance; general market and business conditions, downturns, or uncertainty, including higher inflation, higher interest rates, fluctuations or volatility in capital markets or foreign currency exchange rates, and geopolitical instability; our ability to attract and retain customers; the extent to which customers continue to optimize consumption; the impact of new or optimized product features and pricing strategies on consumption, including Iceberg tables and tiered storage pricing; the extent to which customers continue to rationalize budgets and prioritize cash flow management, including through shortened contract durations; our ability to develop new products and services and enhance existing products and services; the extent to which customer adoption of new product capabilities results in durable consumption; the growth of successful native applications on the Snowflake Marketplace; our ability to respond rapidly to emerging technology trends, including the use of artificial intelligence; our ability to execute on our business strategy, including our strategy related to artificial intelligence, the AI Data Cloud, Snowpark, and Snowflake Marketplace; our ability to increase and predict customer consumption of our platform, particularly in light of the impact of holidays on customer consumption patterns; our ability to compete effectively; the impact of cybersecurity threat activity directed at our customers and any resulting reputational or financial damage; and our ability to manage growth.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Form 10-Q for the fiscal quarter ended April 30, 2024 and other filings and reports we make with the Securities and Exchange Commission from time to time, including our Form 10-Q that will be filed for the fiscal quarter ended July 31, 2024.

Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor(s) may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. As a result of these risks, uncertainties, assumptions, and other factors, you should not rely on any forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Except as required by law, we undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About Snowflake
Snowflake makes enterprise AI easy, efficient and trusted. Thousands of companies around the globe, including hundreds of the world’s largest, use Snowflake’s AI Data Cloud to share data, build applications, and power their business with AI. The era of enterprise AI is here. Learn more at snowflake.com (NYSE: SNOW).

Investor Contact
Jimmy Sexton
IR@snowflake.com

Press Contact
Eszter Szikora
Press@snowflake.com

Source: Snowflake Inc.

Snowflake Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023

Revenue	$868,823	$674,018	$1,697,532	$1,297,617
Cost of revenue	288,078	218,392	560,595	427,806
Gross profit	580,745	455,626	1,136,937	869,811
Operating expenses:
Sales and marketing	400,625	343,288	801,447	674,846
Research and development	437,660	313,996	848,454	591,408
General and administrative	97,763	83,749	190,911	162,202
Total operating expenses	936,048	741,033	1,840,812	1,428,456
Operating loss	(355,303)	(285,407)	(703,875)	(558,645)
Interest income	49,265	50,280	104,044	93,411
Other income (expense), net	(7,946)	4,086	(29,248)	1,524
Loss before income taxes	(313,984)	(231,041)	(629,079)	(463,710)
Provision for (benefit from) income taxes	3,786	(3,721)	6,507	(10,326)
Net loss	(317,770)	(227,320)	(635,586)	(453,384)
Less: net loss attributable to noncontrolling interest	(871)	(453)	(1,699)	(890)
Net loss attributable to Snowflake Inc.	$(316,899)	$(226,867)	$(633,887)	$(452,494)
Net loss per share attributable to Snowflake Inc. common stockholders—basic and diluted	$(0.95)	$(0.69)	$(1.90)	$(1.39)
Weighted-average shares used in computing net loss per share attributable to Snowflake Inc. common stockholders—basic and diluted	334,071	327,335	333,830	325,772

Snowflake Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 31, 2024	January 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,282,045	$1,762,749
Short-term investments	1,948,462	2,083,499
Accounts receivable, net	431,597	926,902
Deferred commissions, current	86,899	86,096
Prepaid expenses and other current assets	149,085	180,018
Total current assets	3,898,088	5,039,264
Long-term investments	697,406	916,307
Property and equipment, net	264,778	247,464
Operating lease right-of-use assets	272,459	252,128
Goodwill	984,076	975,906
Intangible assets, net	286,538	331,411
Deferred commissions, non-current	177,457	187,093
Other assets	363,084	273,810
Total assets	$6,943,886	$8,223,383
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$134,537	$51,721
Accrued expenses and other current liabilities	448,926	446,860
Operating lease liabilities, current	32,843	33,944
Deferred revenue, current	1,848,376	2,198,705
Total current liabilities	2,464,682	2,731,230
Operating lease liabilities, non-current	279,969	254,037
Deferred revenue, non-current	12,280	14,402
Other liabilities	49,367	33,120
Snowflake Inc. stockholders’ equity	4,129,001	5,180,308
Noncontrolling interest	8,587	10,286
Total liabilities and stockholders’ equity	$6,943,886	$8,223,383

Snowflake Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Net loss	$(317,770)	$(227,320)	$(635,586)	$(453,384)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	45,111	29,284	85,332	52,447
Non-cash operating lease costs	13,846	12,784	27,568	25,653
Amortization of deferred commissions	22,822	18,181	45,586	35,853
Stock-based compensation, net of amounts capitalized	356,000	299,722	687,936	564,231
Net accretion of discounts on investments	(12,780)	(17,661)	(24,772)	(32,992)
Net realized and unrealized losses (gains) on strategic investments in equity securities	6,508	(5,309)	27,203	(2,895)
Deferred income tax	49	(4,026)	49	(12,894)
Other	1,249	1,834	1,918	11,812
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(87,127)	(53,050)	492,192	309,843
Deferred commissions	(21,814)	(24,552)	(36,754)	(40,992)
Prepaid expenses and other assets	34,458	41,389	33,347	46,916
Accounts payable	70,181	20,562	91,425	17,469
Accrued expenses and other liabilities	59,325	35,648	4,637	27,106
Operating lease liabilities	(11,915)	(5,260)	(25,289)	(16,023)
Deferred revenue	(88,278)	(39,035)	(349,459)	(149,515)
Net cash provided by operating activities	69,865	83,191	425,333	382,635
Cash flows from investing activities:
Purchases of property and equipment	(5,043)	(6,298)	(21,562)	(13,268)
Capitalized internal-use software development costs	(5,992)	(7,874)	(13,396)	(17,215)
Cash paid for business combinations, net of cash, cash equivalents, and restricted cash acquired	(8,906)	(141,459)	(8,906)	(264,571)
Purchases of intangible assets	—	(27,480)	—	(27,480)
Purchases of investments	(196,481)	(688,678)	(1,274,742)	(1,725,964)
Sales of investments	10,437	1,614	40,797	7,266
Maturities and redemptions of investments	590,063	971,217	1,511,458	1,780,061
Settlement of cash flow hedges	—	—	(749)	—
Net cash provided by (used in) investing activities	384,078	101,042	232,900	(261,171)
Cash flows from financing activities:
Proceeds from exercise of stock options	12,978	16,149	23,664	31,519
Proceeds from issuance of common stock under employee stock purchase plan	—	—	46,735	37,065
Taxes paid related to net share settlement of equity awards	(103,524)	(98,311)	(278,114)	(182,710)
Repurchases of common stock	(400,000)	—	(916,329)	(191,694)
Net cash used in financing activities	(490,546)	(82,162)	(1,124,044)	(305,820)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	724	470	(1,909)	1,005
Net increase (decrease) in cash, cash equivalents, and restricted cash	(35,879)	102,541	(467,720)	(183,351)
Cash, cash equivalents, and restricted cash—beginning of period	1,349,136	670,839	1,780,977	956,731
Cash, cash equivalents, and restricted cash—end of period	$1,313,257	$773,380	$1,313,257	$773,380

Snowflake Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended July 31,				Six Months Ended July 31,
	2024		2023		2024		2023
	Amount	Amount as a % of Revenue	Amount	Amount as a % of Revenue	Amount	Amount as a % of Revenue	Amount	Amount as a % of Revenue
Revenue:
Product revenue	$829,250	95%	$640,209	95%	$1,618,837	95%	$1,230,281	95%
Professional services and other revenue	39,573	5%	33,809	5%	78,695	5%	67,336	5%
Revenue	$868,823	100%	$674,018	100%	$1,697,532	100%	$1,297,617	100%
Year-over-year growth	29%		36%		31%		41%

Cost of revenue:
GAAP cost of product revenue	$235,582		$169,046		$455,239		$328,424
Adjustments:
Stock-based compensation-related charges	(29,778)		(19,738)		(57,013)		(38,538)
Amortization of acquired intangibles	(10,336)		(7,877)		(20,483)		(12,458)
Non-GAAP cost of product revenue	$195,468		$141,431		$377,743		$277,428

GAAP cost of professional services and other revenue	$52,496		$49,346		$105,356		$99,382
Adjustments:
Stock-based compensation-related charges	(13,689)		(15,511)		(27,604)		(30,431)
Amortization of acquired intangibles	(1,662)		(1,662)		(3,289)		(3,108)
Non-GAAP cost of professional services and other revenue	$37,145		$32,173		$74,463		$65,843

GAAP cost of revenue	$288,078	33%	$218,392	32%	$560,595	33%	$427,806	33%
Adjustments:
Stock-based compensation-related charges	(43,467)		(35,249)		(84,617)		(68,969)
Amortization of acquired intangibles	(11,998)		(9,539)		(23,772)		(15,566)
Non-GAAP cost of revenue	$232,613	27%	$173,604	26%	$452,206	27%	$343,271	26%

Gross profit (loss):
GAAP product gross profit	$593,668		$471,163		$1,163,598		$901,857
Adjustments:
Stock-based compensation-related charges	29,778		19,738		57,013		38,538
Amortization of acquired intangibles	10,336		7,877		20,483		12,458
Non-GAAP product gross profit	$633,782		$498,778		$1,241,094		$952,853

GAAP professional services and other revenue gross loss	$(12,923)		$(15,537)		$(26,661)		$(32,046)
Adjustments:
Stock-based compensation-related charges	13,689		15,511		27,604		30,431
Amortization of acquired intangibles	1,662		1,662		3,289		3,108
Non-GAAP professional services and other revenue gross profit	$2,428		$1,636		$4,232		$1,493

GAAP gross profit	$580,745	67%	$455,626	68%	$1,136,937	67%	$869,811	67%
Adjustments:
Stock-based compensation-related charges	43,467		35,249		84,617		68,969
Amortization of acquired intangibles	11,998		9,539		23,772		15,566
Non-GAAP gross profit	$636,210	73%	$500,414	74%	$1,245,326	73%	$954,346	74%

Gross margin:
GAAP product gross margin	72%		74%		72%		73%
Adjustments:
Stock-based compensation-related charges as a % of product revenue	3%		3%		4%		3%
Amortization of acquired intangibles as a % of product revenue	1%		1%		1%		1%
Non-GAAP product gross margin	76%		78%		77%		77%

GAAP professional services and other revenue gross margin	(33%)		(46%)		(34%)		(48%)
Adjustments:
Stock-based compensation-related charges as a % of professional services and other revenue	35%		46%		35%		45%
Amortization of acquired intangibles as a % of professional services and other revenue	4%		5%		4%		5%
Non-GAAP professional services and other revenue gross margin	6%		5%		5%		2%

GAAP gross margin	67%		68%		67%		67%
Adjustments:
Stock-based compensation-related charges as a % of revenue	5%		5%		5%		6%
Amortization of acquired intangibles as a % of revenue	1%		1%		1%		1%
Non-GAAP gross margin	73%		74%		73%		74%

Operating expenses:
GAAP sales and marketing expense	$400,625	46%	$343,288	51%	$801,447	47%	$674,846	52%
Adjustments:
Stock-based compensation-related charges	(83,740)		(84,822)		(164,361)		(164,447)
Amortization of acquired intangibles	(7,801)		(7,553)		(15,431)		(14,860)
Non-GAAP sales and marketing expense	$309,084	35%	$250,913	37%	$621,655	36%	$495,539	38%

GAAP research and development expense	$437,660	51%	$313,996	47%	$848,454	50%	$591,408	46%
Adjustments:
Stock-based compensation-related charges	(209,735)		(166,258)		(413,776)		(312,886)
Amortization of acquired intangibles	(3,679)		(3,254)		(7,279)		(5,078)
Non-GAAP research and development expense	$224,246	26%	$144,484	21%	$427,399	25%	$273,444	21%

GAAP general and administrative expense	$97,763	11%	$83,749	12%	$190,911	11%	$162,202	12%
Adjustments:
Stock-based compensation-related charges	(36,395)		(27,912)		(70,972)		(55,560)
Amortization of acquired intangibles	(451)		(451)		(892)		(887)
Expenses associated with acquisitions and strategic investments	(1,783)		(4,569)		(2,765)		(7,198)
Non-GAAP general and administrative expense	$59,134	7%	$50,817	8%	$116,282	7%	$98,557	8%

GAAP total operating expenses	$936,048	108%	$741,033	110%	$1,840,812	108%	$1,428,456	110%
Adjustments:
Stock-based compensation-related charges	(329,870)		(278,992)		(649,109)		(532,893)
Amortization of acquired intangibles	(11,931)		(11,258)		(23,602)		(20,825)
Expenses associated with acquisitions and strategic investments	(1,783)		(4,569)		(2,765)		(7,198)
Non-GAAP total operating expenses	$592,464	68%	$446,214	66%	$1,165,336	68%	$867,540	67%

Operating income (loss):
GAAP operating loss	$(355,303)	(41%)	$(285,407)	(42%)	$(703,875)	(41%)	$(558,645)	(43%)
Adjustments:
Stock-based compensation-related charges(1)	373,337		314,241		733,726		601,862
Amortization of acquired intangibles	23,929		20,797		47,374		36,391
Expenses associated with acquisitions and strategic investments	1,783		4,569		2,765		7,198
Non-GAAP operating income	$43,746	5%	$54,200	8%	$79,990	5%	$86,806	7%

Operating margin:
GAAP operating margin	(41%)		(42%)		(41%)		(43%)
Adjustments:
Stock-based compensation-related charges as a % of revenue	43%		46%		43%		46%
Amortization of acquired intangibles as a % of revenue	3%		3%		3%		3%
Expenses associated with acquisitions and strategic investments as a % of revenue	—%		1%		—%		1%
Non-GAAP operating margin	5%		8%		5%		7%

Net income (loss):
GAAP net loss	$(317,770)	(36%)	$(227,320)	(34%)	$(635,586)	(37%)	$(453,384)	(35%)
Adjustments:
Stock-based compensation-related charges(1)	373,337		314,241		733,726		601,862
Amortization of acquired intangibles	23,929		20,797		47,374		36,391
Expenses associated with acquisitions and strategic investments	1,783		4,569		2,765		7,198
Income tax effect related to the above adjustments and acquisitions	(18,183)		(31,947)		(33,738)		(57,578)
Non-GAAP net income	$63,096	7%	$80,340	12%	$114,541	7%	$134,489	10%

Net income (loss) attributable to Snowflake Inc.:
GAAP net loss attributable to Snowflake Inc.	$(316,899)	(36%)	$(226,867)	(34%)	$(633,887)	(37%)	$(452,494)	(35%)
Adjustments:
Stock-based compensation-related charges(1)	373,337		314,241		733,726		601,862
Amortization of acquired intangibles	23,929		20,797		47,374		36,391
Expenses associated with acquisitions and strategic investments	1,783		4,569		2,765		7,198
Income tax effect related to the above adjustments and acquisitions	(18,183)		(31,947)		(33,738)		(57,578)
Adjustments attributable to noncontrolling interest, net of tax	(117)		(50)		(230)		(110)
Non-GAAP net income attributable to Snowflake Inc.	$63,850	7%	$80,743	12%	$116,010	7%	$135,269	10%

Net income (loss) per share attributable to Snowflake Inc. common stockholders—basic and diluted:
GAAP net loss per share attributable to Snowflake Inc. common stockholders—basic and diluted	$(0.95)		$(0.69)		$(1.90)		$(1.39)
Weighted-average shares used in computing GAAP net loss per share attributable to Snowflake Inc. common stockholders—basic and diluted	334,071		327,335		333,830		325,772

Non-GAAP net income per share attributable to Snowflake Inc. common stockholders—basic	$0.19		$0.25		$0.35		$0.41
Weighted-average shares used in computing non-GAAP net income per share attributable to Snowflake Inc. common stockholders—basic	334,071		327,335		333,830		325,772

Non-GAAP net income per share attributable to Snowflake Inc. common stockholders—diluted	$0.18		$0.22		$0.32		$0.37
Non-GAAP weighted-average shares used in computing non-GAAP net income per share attributable to Snowflake Inc. common stockholders—diluted(2)	359,319		363,033		361,323		361,697

Free cash flow and adjusted free cash flow:
GAAP net cash provided by operating activities	$69,865	8%	$83,191	12%	$425,333	25%	$382,635	29%
Adjustments:
Purchases of property and equipment	(5,043)		(6,298)		(21,562)		(13,268)
Capitalized internal-use software development costs	(5,992)		(7,874)		(13,396)		(17,215)
Non-GAAP free cash flow	58,830	7%	69,019	10%	390,375	23%	352,152	27%
Adjustments:
Net cash paid on payroll tax-related items on employee stock transactions(3)	7,121		19,138		41,267		22,923
Non-GAAP adjusted free cash flow	$65,951	8%	$88,157	13%	$431,642	25%	$375,075	29%
Non-GAAP free cash flow margin	7%		10%		23%		27%
Non-GAAP adjusted free cash flow margin	8%		13%		25%		29%

(1) Stock-based compensation-related charges included employer payroll tax-related expenses on employee stock transactions of approximately $9.6 million and $31.5 million for the three and six months ended July 31, 2024, respectively, and $12.4 million and $28.3 million for the three and six months ended July 31, 2023, respectively.

(2) For the periods in which we had non-GAAP net income, the non-GAAP weighted-average shares used in computing non-GAAP net income per share attributable to Snowflake Inc. common stockholders—diluted included the effect of all potentially dilutive common stock equivalents (stock options, restricted stock units, and employee stock purchase rights under our 2020 Employee Stock Purchase Plan). The potential dilutive effect of outstanding restricted stock units with performance conditions not yet satisfied is included in the non-GAAP weighted-average number of diluted shares at forecasted attainment levels to the extent we believe it is probable that the performance conditions will be met.

(3) The amounts for the three and six months ended July 31, 2024 do not include employee payroll taxes of $103.5 million and $278.1 million, respectively, and the amounts for the three and six months ended July 31, 2023 do not include employee payroll taxes of $98.3 million and $182.7 million, respectively, related to net share settlement of employee restricted stock units, which were reflected as cash outflows for financing activities.